Exhibit 99.1

Shell Midstream Partners, L.P. Announces Elimination of Incentive Distribution Rights and Agrees to Acquire Additional Assets from Shell

HOUSTON, February 28, 2020 – Today, Shell Midstream Partners, L.P. (NYSE: SHLX) (the “Partnership” or “SHLX”) announced it has signed an agreement with its general partner to eliminate all incentive distribution rights (“IDRs”) and economic general partner (“GP”) interest in SHLX. SHLX has also entered into a Purchase and Sale Agreement with affiliates of its sponsor, Royal Dutch Shell plc (“Shell”), to acquire (i) Shell’s 79% interest in Mattox Pipeline Company LLC, which owns the Mattox Pipeline, and (ii) certain logistics assets at the Shell Norco Manufacturing Complex. As consideration for the assets and the elimination of IDRs, the sponsor will receive 160 million newly issued SHLX common units, plus $1.2 billion of Series A perpetual convertible preferred units (the “preferred units”) at a price of $23.63 per unit.

“Today is an important day in our journey as an MLP,” said Kevin Nichols, CEO of Shell Midstream Partners GP LLC. “This transaction positions the Partnership well for the future, simplifying our structure and lowering our cost of capital. Our diversified portfolio continues to deliver sustainable growth – and I’m pleased with the addition of the Mattox Pipeline and Norco logistics assets, which will enhance our strategic position both onshore and offshore.”

Key Highlights

•	SHLX and the sponsor agree to eliminate all IDRs and the economic GP interest in the Partnership.

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The Partnership acquires a 79% interest in the Mattox Pipeline Company LLC, which owns the Mattox Pipeline. The Mattox Pipeline serves the Shell operated Appomattox platform and transports oil into the Proteus and Endymion systems, which ultimately connect to onshore markets via the Clovelly, LA storage hub.

•	SHLX acquires certain Norco logistics assets, which contain crude, chemicals, intermediate and finished product pipelines, storage tanks, docks, truck and rail racks, and supporting infrastructure.

•	SHLX agrees to issue 160 million newly issued SHLX common units to the sponsor.

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The newly issued SHLX common units are anticipated to receive distributions beginning with those made for the second quarter of 2020. The current distribution structure for the IDRs is anticipated to remain in place for the distributions made for the first quarter of 2020.

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SHLX issues $1.2 billion of preferred units at a price of $23.63 per unit, which pay a 4.0 percent annual coupon rate. The units are convertible, at the sponsor’s option, after approximately two years, and, at the Partnership’s option, after approximately three years, in each case subject to certain conditions.

•	In addition, the sponsor has agreed to waive $20 million of common unit distributions per quarter for four quarters anticipated to begin, with the distribution made for the second quarter of 2020.

Acquisition from Sponsor

The Mattox Pipeline is a 90-mile, 24-inch system with a 300,000 barrel per day capacity that will move produced crude oil from Appomattox westward to the Proteus and Endymion pipeline systems and then onshore. The Mattox Pipeline is backed by a long-term contract with a monthly minimum quantity (“MMQ”) at a fixed transportation rate for the Appomattox and Vicksburg fields. The Mattox Pipeline is also strategically located for potential future tie-backs to the Appomattox host, such as Rydberg, Dover, Fort Sumter and other exploration projects. These potential fields are not subject to the MMQ and could present upside in the future.

The Norco logistics assets to be acquired by SHLX consist of certain midstream assets at the Shell Norco Manufacturing Complex and are comprised of crude, chemicals, intermediate and finished product pipelines, storage tanks, docks, truck and rail racks, and supporting infrastructure. These assets are backed by take-or-pay contracts with wholly-owned subsidiaries of Shell with an initial term of fifteen years and an option to extend for an additional five-year term. The acquisition of these manufacturing and chemicals midstream assets builds upon the Partnership’s strategy to access assets across Shell’s broad asset base.

Estimated Closing

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The transaction is expected to close in the second quarter of 2020 and is subject to regulatory approvals, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions.

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Post-closing, SHLX’s general partner will hold a non-economic GP interest in SHLX and approximately 270 million common units, representing approximately 69 percent of the total outstanding common units in SHLX.

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The terms of the acquisition and IDR elimination were approved by the Board of Directors of the general partner of SHLX based on the approval and recommendation of its conflicts committee, which consists entirely of independent directors. The conflicts committee was advised by Evercore Group, L.L.C. as to financial matters and Latham and Watkins LLP as to legal matters. The sponsor engaged Barclays Capital Inc. as its financial advisor and Baker Botts L.L.P. as its legal advisor.

Future Guidance

Below is a summary of SHLX’s expectations for 2020:

•	Distributions will be held at the current level of $0.46 per common unit per quarter, with the intent to build greater resilience as SHLX becomes a more sustainable entity.

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Combined with the waiver offered by the sponsor, SHLX intends to utilize internally generated cash flow to fully fund the 2020 distributions, as well as the vast majority of 2020 discretionary spending, with no need to access equity markets.

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Following the completion of the transaction described herein, the Partnership’s estimated coverage ratio is approximately 1.1x, with the intent to improve over time as SHLX moves to a self-sustaining entity.

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Based on current estimates, SHLX expects the interest in the Mattox Pipeline Company LLC and the Norco logistics and Mattox assets to contribute between $125 million and $135 million of cash flow from operations during the twelve-month period following the closing of the acquisition.

ABOUT SHELL MIDSTREAM PARTNERS, L.P.

Shell Midstream Partners, L.P., headquartered in Houston, Texas, owns, operates, develops and acquires pipelines and other midstream assets. The Partnership’s assets include interests in entities that own crude oil and refined products pipelines and terminals that serve as key infrastructure to (i) transport onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and (ii) deliver refined products from those markets to major demand centers. The Partnership’s assets also include interests in entities that own natural gas and refinery gas pipelines that transport offshore natural gas to market hubs and deliver refinery gas from refineries and plants to chemical sites along the Gulf Coast.

For more information on Shell Midstream Partners, L.P. and the assets owned by the Partnership, please visit www.shellmidstreampartners.com.

FORTHCOMING EVENTS

Shell Midstream Partners, L.P. will hold a webcast at 9:00am CT today to discuss the transaction. Interested parties may listen to the conference call on Shell Midstream Partners, L.P.’s website at www.shellmidstreampartners.com by clicking on the “February 28, 2020 SHLX Simplification and Asset Transaction” link, found under the “Events and Conferences” section. A replay of the conference call will be available following the live webcast.

FORWARD LOOKING STATEMENTS

This press release includes various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “budget”, “continue”, “potential”, “guidance”, “effort”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “seek”, “target”, “begin”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of the IDR elimination and acquisitions described herein, future drop downs, volumes, capital requirements, conditions or events, future operating results or the ability to generate sales, the potential exposure of the Partnership to market risks, and statements relating to expected EBITDA, future growth, income, cash flow and the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, February 28, 2020, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. More information on these risks and other potential factors that could affect the Partnership’s financial results is included in the Partnership’s filings with the U.S. Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Partnership’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SHELL and the SHELL Pecten are registered trademarks of Shell Trademark Management, B.V. used under license.

February 28, 2020

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